Exhibit 8(aaa)(6)

Schedule A Revisions (TST) 2-5-2014

(Insurance)

SCHEDULE A

TO

PARTICIPATION AGREEMENT

AMONG

TRANSAMERICA SERIES TRUST,

TRANSAMERICA CAPITAL, INC. AND

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

DATED

OCTOBER 20, 2008

ACCOUNTS, CONTRACTS, PORTFOLIOS

EFFECTIVE AS OF FEBRUARY 5, 2014

SEPARATE ACCOUNTS and

DATE OF RESOLUTION OF INSURANCE COMPANY’S BOARD

WHICH ESTABLISHED THE ACCOUNTS

Merrill Lynch Life Variable Annuity Separate Account A – August 6, 1991

Merrill Lynch Life Variable Annuity Separate Account C – November 16, 2001

Merrill Lynch Life Variable Annuity Separate Account B – August 6, 1991

POLICIES/CONTRACTS

Merrill Lynch Investor Choice AnnuitySM (Investor Series)

Merrill Lynch Consults Annuity®

Merrill Lynch Retirement Plus®

Merrill Lynch Retirement Power®

Merrill Lynch Retirement Optimizer®

PORTFOLIOS – SERVICE CLASS SHARES

Transamerica Aegon U.S. Government Securities VP

Transamerica AllianceBernstein Dynamic Allocation VP

Transamerica Barrow Hanley Dividend Focused VP

Transamerica BlackRock Tactical Allocation VP

Transamerica BNP Paribas Large Cap Growth VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica Market Participation Strategy VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica PIMCO Tactical – Balanced VP

Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP

Transamerica PIMCO Total Return VP

Transamerica Systematic Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica WMC Diversified Growth VP

Transamerica Aegon Active Asset Allocation – Conservative VP

Transamerica Aegon Active Asset Allocation – Moderate Growth VP

Transamerica Aegon Active Asset Allocation – Moderate VP

Transamerica Legg Mason Dynamic Allocation – Balanced VP

Transamerica Legg Mason Dynamic Allocation – Growth VP

Transamerica Vanguard EFT Portfolio – Balanced VP

Transamerica Vanguard EFT Portfolio – Conservative VP

Transamerica Vanguard EFT Portfolio – Growth VP